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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Urohealth Systems, Inc.:

     We consent to incorporation by reference in the Registration Statements (Form S-8 Nos. 33-59918, 33-59916, 33-59920, 33-91900, 33-92684, 333-19487 and
333-26565) pertaining to the Davstar Industries Ltd. Stock Option Plan, 1992 Employee Stock Option Plan, the non-Employee Directors Stock Option Plan, the Davstar Industries, Ltd. 1994 Stock Incentive Plan, Dacomed 1989 Stock Option Plan, 1996 Directors Non-Qualified Stock Incentive Plan, Employee Stock Purchase Plan, Advanced Surgical 1992 Stock Plan and Employee Reserved Stock Agreements, the X-Cardia 1996 Stock Option Plan and the Microsurge, Inc. Stock Option Plan of Urohealth Systems, Inc. of our report dated October 10, 1995 on our audit of the consolidated statements of operations, stockholders' equity and cash flows of Dacomed Corporation for the fiscal year ended June 24, 1995 of which the results are included in the results of operations of Urohealth Systems, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 1995.

                                               /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
July 11, 1997